UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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AXIS CAPITAL HOLDINGS LIMITED

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Shareholder Outreach Spring 2021 0

Safe Harbor Statement CAUTIONARY NOTE REGARDING FORWARD - LOOKING STATEMENTS This presentation contains forward - looking statements within the meaning of section 27A of the Securities Act of 1933 and sectio n 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this presentation, including statements regarding our estimates, beliefs, exp ect ations, intentions, strategies or projections are forward - looking statements. We intend these forward - looking statements to be covered by the safe harbor provisions for forward - looking statements in the Uni ted States federal securities laws. In some cases, these statements can be identified by the use of forward - looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "pla n", "believe", "predict", "potential", "intend" or similar expressions. These forward - looking statements are not historical facts, and are based on current expectations, estimates and projections, and vario us assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. Forward - looking statements contained in this presentation may include, but are not limited to, information regarding our estimat es for catastrophes and other weather - related losses, including losses related to the COVID - 19 pandemic, our expectations regarding the performance of our business, our financial results, the outcome of our strategic initiatives, our expectations regarding pricing and other market conditions and our growth prospects. Forward - looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We bel ieve that these factors include, but are not limited to, the following: • the adverse impact of the ongoing COVID - 19 pandemic on our business, results of operations, financial condition and liquidity ; • the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates ; • the occurrence and magnitude of natural and man - made disasters ; • the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes ; • losses from war, terrorism and political unrest or other unanticipated losses ; • actual claims exceeding our loss reserves ; • general economic, capital and credit market conditions ; • the failure of any of the loss limitation methods we employ ; • the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions ; • the inability to purchase reinsurance or collect amounts due to us ; • the breach by third parties in our program business of their obligations to us ; • difficulties with technology and/or data security ; • the failure of our policyholders and intermediaries to pay premiums ; • the failure of our cedants to adequately evaluate risks ; • inability to obtain additional capital on favorable terms, or at all ; • the loss of one or more of our key executives ; • a decline in our ratings with rating agencies ; • loss of business provided to us by our major brokers and credit risk due to our reliance on brokers ; • changes in accounting policies or practices ; • the use of industry catastrophe models and changes to these models; • changes in governmental regulations and potential government intervention in our industry; • inadvertent failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices; • increased competition; • changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's withdrawal from the European Union; • fluctuations in interest rates, credit spreads, equity securities' prices and/or foreign currency values; • changes in tax laws; and • the other factors including but not limited to those described under Item 1A, 'Risk Factors’ in our most recent Annual Report on Form 10 - K and Part II, Item 1A 'Risk Factors' filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov . Readers are urged to carefully consider all such factors as the COVID - 19 pandemic may have the effect of heightening many of the other risks and uncertainties described. We undertake no obligation to update or revise publicly any forward - looking statements, whether as a result of new information, future events or otherwise. 1

Pro Lines Property Liability Marine A&H/Other Aviation Credit & Political Risk Terrorism AXIS at a Glance 1 Exchange / Ticker NYSE / “AXS” Market Capitalization $4.4 Billion Gross Premium Written $6.8 Billion Leading Global Underwriter - E&S P&C - Lloyd’s - U.S. Pro Lines - Global Reinsurance Current Quarterly Div. / Annual Yield 1 $0.42 / 3.2% AMB / S&P Financial Strength Ratings A / A+ Leading Specialty Insurer and Global Reinsurer We provide our clients and distribution partners with a broad range of risk transfer products and services, meaningful capaci ty and solid financial strength. Insurance 60% Reinsurance 40% FY2020 GPW: $6.8 Billion Specialty Cat Liability Motor Property A&H Pro Lines Insurance Reinsurance (1) Market data as of 4/14/21; GPW data for FY2020; $0.42 quarterly dividend announced 12/3/20 2

• Transitioning seamlessly to a virtual workplace environment and suspending all nonessential business travel, with limited or no business interruption • Providing employees with regular live updates delivered by our Chief Executive Officer • Furnishing employees with a work - from - home office and technology stipend • Developing educational tools and materials focused on the health and well - being of our employees, including remote working best practices, leadership of virtual teams and managing stress while working from home • Adding half - day well - being days and allowing flexibility with paid time off and sick leave policies for employees directly impac ted by COVID - 19 • Continuous monitoring of health information and shelter - in - place orders to assess the reopening of offices AXIS Responds to the Pandemic 3 CLIENTS & PARTNERS • Maintaining our excellent service standards in a virtual working environment • Launching a virtual broker lounge, giving our brokers convenient, direct access to our underwriters via video, instant messag ing or one - click calling • Committing $1 million to support COVID - 19 relief efforts, with a portion dedicated to supporting underserved communities disprop ortionately impacted by the pandemic COMMUNITIES EMPLOYEES Throughout the global COVID - 19 pandemic, we have: (i) been committed to the health, safety and wellness of our employees, (ii) f ocused on sustaining excellent service to our clients and partners in distribution and (iii) supported our communities through philanth rop ic giving. These actions have included: GOVERNANCE • Active oversight from our Board of Directors during the pandemic, with regular updates from management on the pandemic’s impa ct on our financial performance, claims, reserves, employees, operations, areas of risk, and cybersecurity • The Compensation Committee thoughtfully considered the impact of COVID - 19 on executive compensation

AXIS : A Profitable Growth Engine • Margin Improvement: Major repositioning of the portfolio over the past 3 years should continue to drive improving underlying results • Attractive Market Position: Over 85% of AXIS’ insurance portfolio is in the markets seeing strong rate improvements including E&S Property, E&S Casualty, Lloyd’s, Professional Lines and a number of areas in Reinsurance • Pricing Momentum: Double - digit growth in core insurance lines of business supported by strong rate increases across virtually every line of business and expected to continue through 2021; Reinsurance pricing gained some momentum during the January renewal season and we look for continued improvement through the remainder of 2021 • Attractive Valuation : Global platform with improving profitability trading below book value with a 3.2% dividend yield 1 4 (1) Market data for dividend yield as of 4/14/21.

Focused on Long - Term Value Creation 5 Executing Against Our Strategy • Significant repositioning of our insurance portfolio is largely complete • Insurance pricing continues to harden in many key lines of business • We continue our focus on increased capital efficiency and diversification in our reinsurance business • Continue to reduce catastrophe exposure to reduce earnings volatility • COVID - 19 related losses mitigated going forward through additional terms and conditions applied across entire portfolio Accident Year Ex - Cat Loss Ratio Improvement 66.6% 66.4% 75.1% FY18 FY19 FY20 Reported Loss Ratio 61.7% 60.6% 57.7% FY18 FY19 FY20 Accident Year Ex - Cat Loss Ratio • Driven by: − Improved mix of business as well as acceleration of improvements to pricing and terms and conditions − Enhanced use of reinsurance, retro and strategic capital

Aligning Executive Compensation & Performance Under our executive compensation program, the majority of our executives’ pay is subject to performance, requiring our leadership team to deliver on specific annual and long - term performance goals in order to earn payouts. 6 Pay Element Objectives / Description Base Salary • Provides a fixed component of compensation to reflect the level of responsibility and experience. • Used to attract and retain executive talent. Annual Incentive • Motivates and rewards executives for Company and individual performance against annually established goals. • For 2020, the CEO’s financial goal was Operating Return on Average Common Equity (OROACE) weighted at 75% and individual performance goals weighted at 25%. RSUs (40% of CEO’s Annual Equity Award) • Fosters a culture of ownership, aligning long - term interests of our executives and shareholders. • Vests ratably over a four - year period. PSUs (60% of CEO’s Annual Equity Award) • Promotes accountability and strategic long - term decision - making. • For 2020, the financial objective for PSU awards continued to be determined solely on relative total shareholder return measured over a 3 - year performance period. Please see the following page for the enhancements made to our executive compensation program in 2021. Fixed 16.5% Subject to Performance 83.5% 2020 CEO Actual Mix of Earned Pay Base Salary 16.5% Actual Cash Annual Incentive 8.6% Time - Based RSUs 30.0% Relative TSR PSUs 44.9%

Responsive to Shareholder Feedback 7 Informed by shareholder feedback in 2020, the Compensation Committee made the following changes to our 2021 executive compensation program. We welcome any additional feedback your have on our executive compensation program. ▪ Increased the weighting of Company financial results (OROACE) in our Annual Incentive Plan for all non - CEO named executive officers as part of a “One AXIS” incentive plan design. – Business Unit Leaders will have 55% of their annual incentive award based on Company OROACE (previously 35%); and Corporate Function Leaders will have 70% of their annual incentive award based on Company OROACE (previously 60%). ▪ Introduced strategic business goal that assesses our underwriting year performance to reward our named executive officers for delivering on the desired portfolio. Annual Incentive Plan ▪ Re - introduced 0% PSU payout for below threshold performance and increased the maximum payout to 200% of target for exceptional performance. – This change was made as a direct response to shareholder feedback and fulfills the commitment made to our shareholders that any future PSUs awarded under the program will vest at 0% for Company performance below threshold levels, ensuring that the entire award is at risk if minimum performance levels are not met. 2021 PSUs (Made for 2020 Performance)

2021 Share Request 8 At the upcoming Annual General Meeting, we ask that our shareholders approve an amendment to our Equity Plan to increase the shares authorized under the plan by an additional 1.6 million. We welcome any questions you have regarding this proposal. WHY ARE WE ASKING FOR MORE SHARES? ▪ In 2017, shareholders approved a share pool of 3.4 million shares for employee stock grants. This share pool has covered our annual grant needs for the past four years. ▪ After four years of grants, there are currently not enough shares remaining under the Plan to cover another year of annual grants in 2022. ▪ Equity awards are a significant component of our total compensation package that links the long - term financial interest of our employees to those of our shareholders. ▪ An increased share pool will allow us to remain competitive within the market in both the retention and recruitment of key employees. WHAT ARE THE DETAILS OF THE REQUEST? ▪ We are asking for 1.6 million shares in addition to the approximately 830,000 shares that remain under the Plan. ▪ The total share pool of approximately 2.4 million shares will result in total dilution of 5.7%. ▪ There are no other changes to the Equity Plan in terms of award features or the administration of the Plan. ▪ We plan to continue to make grants of time - based restricted stock unit awards (RSUs) and performance - vesting restricted stock unit awards (PSUs) under the Equity Plan.

Strong Compensation & Governance Practices 9 We welcome investor feedback on our compensation & governance practices x Set robust goals, ensuring adequate stretch goals within our risk framework x Link performance metrics to strategy to support shareholder value x Provide appropriate mix of fixed and variable pay to reward Company, business unit and individual performance x Retain discretion of incentive awards by our Compensation Committee x Balance equity awards between performance - vesting and time - vesting awards over 3 - and 4 - year periods x Maintain robust stock ownership guidelines x Maintain a Clawback Policy x Retain an independent compensation consultant x Provide limited executive perquisites No hedging or pledging of AXIS stock No individual executive retirement plans No excise tax gross - ups upon change of control or termination No single - trigger vesting of equity - based awards upon change in control x Engage in regular shareholder outreach x Independent lead director x Regular Board and Committee self - evaluation process x Shareholders holding 10% or more of outstanding stock have the right to call a special meeting x Majority vote standard for election of directors x Majority independent Board and fully independent Audit, Compensation and Corporate Governance and Nominating Committees No stockholder rights plan (“poison pill”) No director “overboarding” − None of our directors serve on the board of directors of more than three other publicly - held corporations Compensation Practices WHAT WE DO WHAT WE DO NOT DO Governance Practices P O

Highly Qualified Board Provides Effective Oversight

Albert A. Benchimol
★ President and CEO, Axis Capital

Elanor R. Hardwick
Former Chief Digital Officer, UBS

Axel Theis
Former Member of Board of Management, Allianz SE and Former CEO, Allianz Global Corporate & Specialty SE

W. Marston Becker
Former Chairman, QBE Insurance Group

Michael Millegan
Former President of Verizon Global Wholesale Group

Barbara A. Yastine
Former Chair, President and CEO of Ally Bank

Charles A. Davis
CEO Stone Point Capital LLC

Thomas C. Ramey
Former Chairman and President, Liberty International

Lizabeth H. Zlatkus
Former CFO and Chief Risk Officer, The Hartford Financial Services Group

Anne Melissa Dowling
Former Director of Insurance, State of Illinois

Henry B. Smith
✱ Chairman of the Board, AXIS Capital and Former CEO of the Bank of Bermuda Limited

Experienced and Qualified Directors

	Becker	Benchimol	Davis	Dowling	Hardwick	Millegan	Ramey	Smith	Theis	Yastine	Zlatkus
Public Company	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Digital					✓	✓				✓	
Insurance	✓	✓	✓	✓			✓		✓	✓	✓
Reinsurance	✓	✓	✓	✓					✓		
Finance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
International	✓	✓	✓		✓	✓	✓	✓	✓		✓
Banking		✓	✓		✓			✓		✓	✓
Legal/Regulatory	✓			✓					✓		

Board is Committed to Thoughtful Refreshment

- Director succession planning is focused on ensuring director skills, experiences and expertise align with evolution of company strategy and facilitate proper oversight



Gender
Race/Ethnicity
45%
5 out of 11 Directors are gender or racially/ethnically diverse
36%
64%
9%
91%
Male
Female
Black
Caucasian

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Furthering Our Commitment to ESG and Corporate Citizenship

AXIS

AXIS has long been a values-based organization and since 2018, we have been scaling our ESG and Corporate Citizenship program, overseen by the Corporate Governance and Nominating Committee.

ENVIRONMENT

Enhancing practices to help ensure a more sustainable future

- Formed internal environmental working group, overseen by Chief Risk Officer, to augment existing climate risk working group
- Amended existing policy to limit thermal coal/oil sands underwriting and investment with additional limitations addressing the Arctic National Wildlife Refuge
- Developing second report aligned to Sustainability Accounting Standards Board principles

DIVERSITY, EQUITY & INCLUSION

Accelerating our initiatives in 2021 through multi-pronged efforts

- Disclosed employee demographics: global gender and U.S. race
- Recognized in Bloomberg Gender Equality Index
- Launched Employee Resource Groups (ERGs)
- Published and implementing 5-point 2021 DE&I plan; key action areas - internal education, diverse recruitment, career development, goals/metrics and advocacy

PHILANTHROPY

Supporting charitable causes that align with our values

- Continued Global Corporate Philanthropy Partnerships with Adara, IMC, Partners in Health & Doctors Without Borders
- Continued to work with local philanthropy committees to organize virtual volunteering events and contribute to local organizations

ADVOCACY

Using our position to advance issues that align with our values

- Sponsored and publicized research on U.S. hurricane risk in partnership with AIR and scholars from Brookings
- Member of UN-backed Insurance Development Forum (IDF); the IDF Steering Committee; and IDF's Sovereign & Humanitarian Solutions Working Group
- Raised external awareness on DE&I topics via panel participation and press interviews

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We Ask for Your Support at Our 2021 Annual Meeting FOR All Director Nominees FOR Advisory Vote on Executive Compensation FOR Ratification of Auditor FOR Amended Equity Plan